                                                                   EXHIBIT 10.48

                            INDEMNIFICATION AGREEMENT

     AGREEMENT, made this 16th day of November, 2000, between VitaminShoppe.com, Inc., a Delaware corporation (the "Company"), and Barbara S. Feigin (the "Indemnitee").

     WHEREAS, the Board of Directors of the Company has established a Special Committee of the Board of Directors (the "Special Committee") to evaluate certain strategic alternatives available to the Company and make recommendations to the Board with respect thereto;

     WHEREAS, the Certificate of Incorporation and By-Laws of the Company (collectively, the "Charter Documents") require the Company to indemnify and advance expenses to its directors to the fullest extent permitted by law;

     WHEREAS, it is the policy of the Company to indemnify its directors so as to provide them with the maximum possible protection permitted by law;

     WHEREAS, in recognition of the Indemnitee's need for protection against personal liability, and in order to induce the Indemnitee to serve as a member of the Special Committee, and to supplement the Company's directors' and officers' liability insurance coverage, and to provide the Indemnitee with specific contractual assurance that the protection promised by the Charter Documents will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of the Charter Documents or any change in the composition of the Company's Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide the Indemnitee with the benefits contemplated by this Agreement; and

     WHEREAS, as a result of the provision of such benefits, the Indemnitee has agreed to serve the Company as a member of the Special Committee.

     NOW, THEREFORE, the parties hereto do hereby agree as follows:

     1. Definitions. The following terms, as used herein, shall have the following respective meanings:

         (a) Beneficial Ownership: shall be determined, and a Person shall be the Beneficial Owner of all securities which such Person is deemed to own beneficially, pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision).

         (b) A Change in Control: shall be deemed to have occurred if (A) any Person (other than (i) the Company or any Subsidiary, (ii) any pension, profit sharing, employee stock ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (iii) any Person who is as of the date hereof the Beneficial Owner of 20% or more of the total voting power of the Company) is or becomes, after the date of this Agreement, the Beneficial Owner of 20% or more of the total voting power of the Company, (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election or appointment by the Board of Directors or nomination or recommendation for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof,
(C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the capital stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into capital stock of the surviving entity) at least 50% of the total voting power represented by the capital stock of the Company or such surviving entity outstanding, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or (D) there is a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14 promulgated under the Securities Act of 1934, as amended, as in effect on the date hereof.

         (c) Claim: means any threatened, pending or completed action, suit, arbitration or proceeding, or any inquiry or investigation, whether brought by or in the right of the Company or otherwise, that the Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration or proceeding, whether civil, criminal, administrative, investigative or other, or any appeal therefrom.

         (d) D&O Insurance: means any valid directors' and officers' liability insurance policy maintained by the Company for the benefit of the Indemnitee.

         (e) Determination: means a determination, and "Determined" means a matter which has been determined, based on the facts known at the time: (i) by a majority vote of a quorum of disinterested directors of the Company at a meeting of the Board of Directors of the Company, (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors of the Company so directs, by independent legal counsel in a written opinion, (iii) by a majority of the shares of the Company present and voting at a meeting of the stockholders of the Company, so long as a quorum is present or (iv) by a final adjudication by a court of competent jurisdiction.

         (f) Excluded Claim: means any payment for Losses or Expenses in connection with any Claim: (i) based upon or attributable to the

Indemnitee gaining in fact any personal profit or advantage to which the Indemnitee is not entitled; (ii) for an accounting of profits in fact made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; (iii) resulting from the Indemnitee's knowingly fraudulent, dishonest or willful misconduct; or (iv) resulting from the Indemnitee's failure to act in good faith and a manner reasonably believed to be in, or not opposed to, the best interests of the Company; provided, however, that, if the Delaware General Corporation Law is amended to allow corporations to provide broader indemnification rights than are described in clause (iv) of this Section 1(f), then such clause shall be deemed automatically amended to provide for the broadest indemnification rights allowed under the Delaware General Corporation Law.

         (g) Expenses: means any reasonable expenses incurred by the Indemnitee as a result of a Claim or Claims made against the Indemnitee for Indemnifiable Events, including, without limitation, attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

         (h) Fines: means any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

         (i) Indemnifiable Event: means any event or occurrence, occurring prior to or after the date of this Agreement, related to the fact that the Indemnitee is or was a director of the Company, including, without limitation, active as a member of the Special Committee, or by reason of anything done or not done by the Indemnitee, including, without limitation, any breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or wrongfully attempted by the Indemnitee, or any of the foregoing alleged by any claimant, in any such capacity.

         (j) Losses: means any amounts or sums which the Indemnitee is legally obligated to pay as a result of a Claim or Claims made against the Indemnitee for Indemnifiable Events, including, without limitation, damages, judgments and sums or amounts paid in settlement of a Claim or Claims, and Fines.

         (k) Person: means any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         (l) Subsidiary: means, with respect to any Person, a corporation or other entity of which 50% or more of the combined voting power of the then outstanding securities having the right to vote in the election of directors is owned, directly or indirectly, by such Person.

     2. Basic Indemnification Agreement. In consideration of and as an inducement to, the Indemnitee rendering valuable services to the Company, the Company agrees that, in the event the Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company will indemnify the Indemnitee to the fullest extent permitted by law, against any and all Expenses and Losses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses and Losses) of such Claim, whether or not such Claim proceeds to judgment or is settled or otherwise is brought to a disposition, subject in each case, to the further provisions of this Agreement.

     3. Limitations on Indemnification. Notwithstanding the provisions of
Section 2, the Indemnitee shall not be indemnified and held harmless from any Losses or Expenses (a) which have been Determined, as provided herein, to constitute an Excluded Claim; (b) to the extent the Indemnitee is indemnified by the Company and has actually received payment pursuant to the Charter Documents, D&O Insurance, or otherwise; or (c) other than pursuant to the last sentence of
Section 4(d) or Section 13, in connection with any Claim initiated by the Indemnitee, unless the Company has joined in or the Board of Directors has authorized such Claim.

     4. Indemnification Procedures.

         (a) Promptly after receipt by the Indemnitee of notice of any Claim, the Indemnitee shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement thereof and the Indemnitee agrees not to make any admission (other than a truthful answer to a question that he or she is required to answer in the course of a deposition, interrogatory or testimony) or effect any settlement with respect to such Claim without the consent of the Board of Directors, except any Claim with respect to which the Indemnitee has undertaken the defense in accordance with the second to last sentence of Section 4(d).

         (b) If, at the time of the receipt of such notice, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all Losses and Expenses payable as a result of such Claim, to the extent covered by such D&O Insurance.

         (c) Whether or not the Company, at the time of the Claim, has applicable D&O Insurance, the Company shall be obligated to pay the Expenses of any Claim in advance of the final disposition thereof, and the Indemnitee hereby expressly undertakes and agrees to reimburse the Company for such Expenses to the extent that such Expenses are also paid by the Company's D&O Insurance. The Company, if appropriate, shall be entitled to assume the defense of any Claim, with counsel satisfactory to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, the Company will not be liable to the Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with such defense other than reasonable Expenses of investigation; provided that the Indemnitee shall have the right to employ his or her counsel in such Claim but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Indemnitee's expense; provided further that if: (i) the employment of counsel by the Indemnitee has been previously authorized by the Company; (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense such that defense by the Company's counsel is inappropriate under applicable professional standards; or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, the reasonable fees and expenses of counsel shall be advanced by, and at the expense of, the Company, but in no event shall the Company be obligated to pay the fees and expenses of more than one counsel per relevant jurisdictions (excluding local counsel) to represent all Indemnitees entitled to indemnification hereunder with respect to such Claim.

         (d) All payments on account of the Company's indemnification obligations under this Agreement shall be made within 30 days of the Indemnitee's written request therefor unless a Determination is made that the Claims giving rise to the Indemnitee's request are Excluded Claims or otherwise not payable under this Agreement; provided that all payments on account of the Company's obligation to pay Expenses under Section 4(c) of this Agreement prior to the final disposition of any Claim shall be made within 20 days of the Indemnitee's written request therefor and such obligation shall not be subject to any such Determination but shall be subject to Section 4(e) of this Agreement. If the Company takes the position that the Indemnitee is not entitled to indemnification in connection with the proposed settlement of any Claim, the Indemnitee shall have the right at his or her own expense to undertake defense of any such Claim, insofar as such proceeding involves Claims against the Indemnitee, by written notice given to the Company within 10 days after the Company has notified the Indemnitee in writing of its contention that the Indemnitee is not entitled to indemnification. If it is subsequently determined in connection with such proceeding that the Indemnifiable Events are not Excluded Claims and that the Indemnitee, therefore, is entitled to be indemnified under the provisions of Section 2 hereof, the Company shall promptly indemnify the Indemnitee and shall pay the Indemnitee interest at the prime rate announced from time to time by

Sterling National Bank on such indemnification payments from the date incurred by the Indemnitee.

         (e) The Indemnitee hereby expressly undertakes and agrees to reimburse the Company for all Losses and Expenses paid by the Company in connection with any Claim against the Indemnitee in the event and only to the extent that a Determination shall have been made by a court of competent jurisdiction in a decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified by the Company for such Losses and Expenses because the Claim is an Excluded Claim or because the Indemnitee is otherwise not entitled to payment under this Agreement.

     5. Settlement. The Company shall have no obligation to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without the Company's prior written consent. The Company shall not settle any Claim in which it takes the position that the Indemnitee is not entitled to indemnification in connection with such settlement without the consent of the Indemnitee, nor shall the Company settle any Claim in any manner which would impose any Fine or any obligation on the Indemnitee, without the Indemnitee's written consent (other than the payment of money damages for which such Indemnitee is indemnified hereunder). Neither the Company nor the Indemnitee shall unreasonably withhold their consent to any proposed settlement.

     6. Change in Control; Extraordinary Transactions. The Company covenants and agrees that in the event of a Change in Control of the sort set forth in clause
(C) of Section 1(b), the Company will cause the obligations of the Company under this Agreement to be expressly assumed by the surviving or succeeding entity.

     7. No Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     8. Non-exclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Charter Documents, the Delaware General Corporation Law, any vote of stockholders or disinterested directors or otherwise, both as to action in the Indemnitee's official capacity and as to action in any other capacity by holding such office, and shall continue after the Indemnitee ceases to serve the Company as a director, or as a member of the Special Committee, for so long as the Indemnitee shall be subject to any Claim by reason of (or arising in part out of) an Indemnifiable Event. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter Documents and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

     9. Liability Insurance. To the extent the Company maintains D&O Insurance, the Indemnitee shall be covered by such D&O Insurance, in accordance with its or their terms, to the maximum extent of the coverage available for any director of the Company.

     10. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     11. Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Losses of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any Determination as to whether the Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

     12. Liability of Company. The Indemnitee agrees that neither the stockholders nor the directors nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company's obligations under this Agreement and the Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.

     13. Enforcement.

         (a) The Indemnitee's right to indemnification and other rights under this Agreement shall be specifically enforceable by the Indemnitee only in the state or Federal courts of the State of Delaware and shall be enforceable notwithstanding any adverse Determination by the Company's Board of Directors, independent legal counsel or the Company's stockholders and no such Determination shall create a presumption that the Indemnitee is not entitled to be indemnified hereunder. In any such action the Company shall have the burden of proving that indemnification is not required under this Agreement.

         (b) In the event that any action is instituted by the Indemnitee to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all court costs and reasonable expenses, including reasonable counsel fees, incurred by the Indemnitee with respect to such action, upon the Company's receipt, if requested, of a written opinion from Paul, Weiss, Rifkind, Wharton & Garrison, or other legal counsel reasonably acceptable to the Company, that such action by the Indemnitee has a good faith basis; provided that, if a court determines that such action did not have a good faith basis, the Indemnitee shall be obligated to repay to the Company all costs and expenses paid by the Company pursuant to this Section 13(b).

     14. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision (including any provision within a single section, paragraph or sentence) shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms to the fullest extent permitted by law.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

     16. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state and Federal courts of the State of Delaware.

     17. Notices. All notices, or other communications required or permitted hereunder shall be sufficiently given for all purposes if in writing and personally delivered, telegraphed, telexed, sent by facsimile transmission or sent by registered or certified mail, return receipt requested, with postage prepaid addressed as follows, or to such other address as the parties shall have given notice of pursuant hereto:

                    (a)  If to the Company, to:

                         VitaminShoppe.com, Inc.
                         444 Madison Avenue, Suite 802
                         New York, NY 10022

                         Attention: President and Chief Executive Officer
                         Facsimile: (212) 308-6186

                    (b)  If to the Indemnitee, to:

                         Barbara S. Feigin
                         535 East 86th Street, Apt. 7H
                         New York, NY 10028

                         Facsimile: (212) 794-2212


     18. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

     19. Successors and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, and (ii) shall be binding upon and inure to the benefit of any successors and assigns, heirs, and personal or legal representatives of the Indemnitee.

     20. Amendment; Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Agreement as of the day and year first above written.


                                      VITAMINSHOPPE.COM, INC.


                                      By: /s/ Ann M. Sardini
                                         ---------------------------------------
                                      Name:  Ann M. Sardini
                                      Title: Chief Financial Officer, Secretary
                                             and Treasurer



                                      INDEMNITEE



                                      /s/ Barbara S. Feigin
                                      ------------------------------------------
                                      Name: Barbara S. Feigin